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                                                                   EXHIBIT 23.1



                        Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement
(Form S-8) pertaining to the registration of options to purchase 500,000 shares of common stock and the registration of 500,000 shares of common stock under the 1995 stock option/stock issuance plan of ACT Networks, Inc. of our report dated July 29, 1996 with respect to the consolidated financial statements and schedule of ACT Networks, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 1996, filed with the Securities and Exchange Commission.





                                        /s/ ERNST & YOUNG LLP
                                        ----------------------
                                            ERNST & YOUNG LLP



Woodland Hills, California
February 4, 1997